UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2010
MEDIACOM COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-29227	06-1566067
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)
Registrant’s telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Mediacom Communications Corporation owns cable systems through two principal subsidiaries, Mediacom LLC and Mediacom Broadband LLC.
Mediacom LLC
     The operating subsidiaries of Mediacom LLC have a senior secured credit facility (the “LLC credit facility”) that consists of revolving credit commitments and term loans. On April 23, 2010, the operating subsidiaries of Mediacom LLC entered into an incremental facility agreement that provides for a new term loan under the LLC credit facility in the principal amount of $250.0 million (“Term Loan E”). On April 23, 2010, the full amount of Term Loan E was borrowed by the operating subsidiaries of the Mediacom LLC. The proceeds from Term Loan E were used to repay the outstanding balance of Term Loan A and the revolving credit portion of the LLC credit facility, without any reduction in the revolving credit commitments, as well as related fees and expenses. Following the borrowing of Term Loan E, there were three term loans outstanding under the LLC credit facility (Term Loan C, Term Loan D and Term Loan E).
     On April 23, 2010, the LLC credit facility was amended to:
•	extend the termination date with respect to $225.2 million of the revolving credit portion of the LLC credit facility (the “revolver”) from September 30, 2011 to December 31, 2014 (or June 30, 2014 if Term Loan C under the LLC credit facility has not been repaid or refinanced prior to June 30, 2014);

•	maintain the termination date of September 30, 2011 with respect to $79.0 million of the revolver commitments;

•	reduce the aggregate of the revolver commitments from $400.0 million to $304.2 million as of April 23, 2010; and

•	permit additional incremental facility term loans in an aggregate principal amount equal to not more than 100% of any future reductions in the revolver commitments.
Mediacom Broadband LLC
     The operating subsidiaries of Mediacom Broadband LLC have a senior secured credit facility (the “Broadband credit facility”) that consists of revolving credit commitments and term loans. On April 23, 2010, the Broadband credit facility was amended to (i) increase the permitted amount of incremental facilities by $250.0 million (i.e., to $750.0 million) and (ii) permit additional incremental facility term loans in an aggregate principal amount equal to not more than 50% of any future reductions in the revolving credit commitments.
     On April 23, 2010, the operating subsidiaries of Mediacom Broadband entered into an incremental facility agreement that provides for a new term loan under the Broadband credit facility in the principal amount of $600.0 million (“Term Loan F”). On April 23, 2010, the full amount of Term Loan F was borrowed by the operating subsidiaries of Mediacom Broadband. The proceeds from Term Loan F were used to repay the outstanding balance of Term Loan E, a portion of the revolving credit portion of the Broadband credit facility, without any reduction in the revolving credit commitments, as well as related fees and expenses. Following the borrowing of Term Loan F, there were two term loans outstanding under the Broadband credit facility (Term Loan D and Term Loan F).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 26, 2010

Mediacom Communications Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer